                                                                 EXHIBIT 4-H.2
                                                                 -------------

                                FIRST AMENDMENT
                                      TO
                            SUPPLEMENTAL INDENTURE


     THIS FIRST AMENDMENT TO SUPPLEMENTAL INDENTURE ("Amendment") is made and entered as of the ____ day of _______, 1996, by and among PACIFIC TELESIS GROUP, a Nevada corporation, and THE FIRST NATIONAL BANK OF CHICAGO, as trustee.

     WHEREAS,  the  parties  executing  this Amendment  (the  "Parties")  have
entered   into  a    Supplemental   Indenture  as  of   _________,  1996  (the
"Supplemental Indenture");

     WHEREAS, the Parties wish to amend the Supplemental Indenture in the manner set forth in this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

     1.   AMENDMENT OF SUPPLEMENTAL INDENTURE

          1.1 Section 1.1(f) is hereby amended to read in its entirety as follows:

                "(f) the following terms have the meanings given to them in the Declaration (as defined hereafter): (i) Business Day; (ii) Delaware Trustee; (iii) Distribution; (iv) Property Trustee; (v) Regular Trustees; (vi) Investment Company Event; (vii) Special Event; and (viii) Tax Event; and"

          1.2 Section 1.1(g) of the Supplemental Indenture is hereby amended by deleting the definitions of "Extended Maturity Date" and "Maturity Date" and by adding the following definition:

                "`CONDITIONS' means (i) the Company is not in bankruptcy or otherwise insolvent; (ii) the Company is not in default on any Securities issued to any Pacific Telesis Trust or any trustee of such Pacific Telesis Trust in connection with the issuance of Trust Securities by such Pacific Telesis Trust; (iii) the Company has made timely payments on the Subordinated Debentures for the immediately preceding six quarters without deferrals; (iv) the Trust is not in arrears on payments of Distributions on the Trust Securities issued by it; and (v) the Subordinated Debentures are rated investment grade or the equivalent by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization."





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



          1.3 The definition of "Dissolution Event" in Section 1.1(g) of the Supplemental Indenture is hereby amended to read in its entirety as follows:

                "`DISSOLUTION EVENT' means that as a result of an election by the Company, the Trust is to be dissolved in accordance with the Declaration, and the Subordinated Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities (as defined in the Indenture) issued by the Trust pro rata in accordance with the Declaration."

          1.4 Section 2.2 of the Supplemental Indenture is hereby amended to read in its entirety as follows:

          "SECTION 2.2  MATURITY.

                (a) The Maturity Date means the date on which the Subordinated Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest (as defined in Section 4.1 hereof), if any, which date shall be the Scheduled Maturity Date unless the Maturity Date has been changed pursuant to Section 2.2(b) or (c), in which case the Maturity Date shall be the Maturity Date most recently established in accordance with Section 2.2(b) or (c).

                (b) If the Company has elected to dissolve the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust in accordance with Section 8.1(a)(v) of the Declaration, then the Company may elect to shorten the Maturity Date to a date not earlier than ________________, 2001, or extend the Maturity Date to a date not later than ________________, 2045, and such change in the Maturity Date shall be effective on such date as notice thereof has been given in accordance with Section 2.2(d) so long as, in the case of an extension of the Maturity Date, the Company meets the Conditions on such date; provided that, any such extension of the Maturity Date shall cease to be in effect (and the Maturity Date shall be sixty days after the Maturity Date in effect prior to such extension (the "Preceding Maturity Date")) unless the Conditions also are met on the Preceding Maturity Date.

                (c) The Company may at any time before the date which is 90 days before the Maturity Date, elect to extend the Maturity Date for one or more periods, but in no event to a date later than _________, 2045, and such election shall be made, and such extension of the Maturity Date shall be effective, on such date as notice thereof has been given in accordance with Section 2.2(d) so long as the Company meets the Conditions on such date, provided that, any such extension of the Maturity Date shall cease to be in effect (and the Maturity Date shall be the date 60 days after the Preceding Maturity Date) unless the Conditions also are met on the Preceding Maturity Date.




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



                (d) If the Company desires to change the Maturity Date pursuant to Section 2.2(b) or (c), the Company shall give notice to Holders of the Subordinated Debentures, the Property Trustee, the Trust and the Trustee of the new Maturity Date."

          1.5 Section 3.1 of the Supplemental Indenture is hereby amended to read in its entirety as follows:

          "SECTION 3.1  SPECIAL EVENT REDEMPTION.

          If a Special Event has occurred and is continuing then, notwithstanding Section 3.2 but subject to Section 3.3(b), the Company shall have the right, upon not less than 30 days' nor more than 60 days' notice to the Holders of the Subordinated Debentures, to redeem the Subordinated Debentures, in whole or in part, for cash within 90 days following the occurrence of such Special Event at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the `Special Redemption Price'). The Special Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Special Redemption Price by 11:00 a.m. on the date such Special Redemption Price is to be paid."

          1.6 Section 8.1 of the Supplemental Indenture is hereby amended to read in its entirety as follows:

          "SECTION 8.1  FORM OF SUBORDINATED DEBENTURE.

          The   Subordinated  Debentures  and  the  Trustee's  Certificate  of
     Authentication to be endorsed thereon are to be substantially in the following forms:

                   (FORM OF FACE OF SUBORDINATED DEBENTURE)

          [IF THE SUBORDINATED DEBENTURE IS TO BE A GLOBAL SUBORDINATED DEBENTURE, INSERT - This Subordinated Debenture is a Global Subordinated Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Subordinated Debenture is exchangeable for Subordinated Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Subordinated Debenture (other than a transfer of this Subordinated Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Subordinated Debenture is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any Subordinated Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized

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

     representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

     No.___________________
     $_____________________

     CUSIP No._____________

     -----------------------------------

               ____% SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                   DUE 2026

          Pacific Telesis Group, a Nevada corporation (the `Company', which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to
     _______________,   or   registered   assigns,   the  principal   sum   of
     _____________ Dollars  on ____________,  2026 (or  on  such earlier  date after ______, 2001 or such later date before ______, 2045, if the Company elects to shorten or extend the Maturity Date as further described herein), and to pay interest on said principal sum from ____________, 1996, or from the most recent interest payment date (each such date, an `Interest Payment Date') to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing _____________, 1996, at the rate of _____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Subordinated Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Subordinated Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. {IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE SUBORDINATED DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL SUBORDINATED DEBENTURE -- which shall be the close of business on the ____ Business Day next preceding such Interest Payment Date.} Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Subordinated Debenture (or one or more Predecessor Securities) is registered at the

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

     close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Subordinated Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Subordinated Debenture is the Property Trustee, the payment of the principal of and interest on this Subordinated Debenture will be made by wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Subordinated Debentures will only be made upon surrender of the Subordinated Debentures to the Trustee.

          The indebtedness evidenced by this Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Subordinated Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Subordinated Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.











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



          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


     Dated:__________________

     PACIFIC TELESIS GROUP



     By:_____________________


     Attest:



     By:_____________________
          Secretary

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Subordinated Debentures of the series of Subordinated Debentures described in the within-mentioned Indenture.


The FIRST NATIONAL BANK OF CHICAGO
as Trustee



By:_______________________________
      as Authenticating Agent

or

THE FIRST NATIONAL BANK OF CHICAGO
as Trustee



By:_______________________________
          Authorized Officer










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



                  (FORM OF REVERSE OF SUBORDINATED DEBENTURE)

     This Subordinated Debenture is one of a duly authorized series of Subordinated Debentures of the Company (herein sometimes referred to as the `Subordinated Debentures'), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of January 9, 1996, duly executed and delivered between the Company and The First National Bank of Chicago, as Trustee (the `Trustee'), as supplemented by the Supplemental Indenture dated as of ____________, 1996, between the Company and the Trustee (the Indenture as so supplemented, the `Indenture'), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Subordinated Debentures, and to all of which provisions the Holder of this Subordinated Debenture, by acceptance hereof, assents and agrees. By the terms of the Indenture, the Subordinated Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Subordinated Debentures is limited in aggregate principal amount as specified in said Supplemental Indenture.

     Except as provided in the next paragraph, the Subordinated Debentures may not be redeemed by the Company prior to __________, 2001. The Company shall have the right to redeem this Subordinated Debenture at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time on or after __________, 2001 (an `Optional Redemption'), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including any Compounded Interest, if any, to the date of such redemption (the `Optional Redemption Price'). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined below, a `Special Event') shall occur or be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Special Event.

     `TAX EVENT' means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, (ii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable to the Trust on the

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

Subordinated Debentures is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

     `INVESTMENT COMPANY EVENT' means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the `1940 Act'), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a `Change in 1940 Act Law'), Pacific Telesis Financing is or will be considered an `investment company' which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

     If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Debentures will be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Subordinated Debentures in whole.

     In the event of redemption of this Subordinated Debenture in part only, a new Subordinated Debenture or Subordinated Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Subordinated Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Subordinated Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Subordinated Debenture so affected, or (ii) reduce the aforesaid percentage of Subordinated Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Subordinated Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Subordinated Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Subordinated Debentures of such series, to waive any past default in the

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

performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Subordinated Debentures of such series. Any such consent or waiver by the registered Holder of this Subordinated Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Subordinated Debenture and of any Subordinated Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Subordinated Debenture.

     No  reference  herein  to   the  Indenture  and  no  provision   of  this
Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Subordinated Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right at any time during the term of the Subordinated Debentures from time to time to extend the interest payment period of such Subordinated Debentures for up to 20 consecutive quarters not to extend beyond the Maturity Date of the Subordinated Debentures (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). In the event that Pacific Telesis exercises this right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Subordinated Debentures, (a) Pacific Telesis shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a
liquidation   payment   with  respect   to,   any   of  its   capital   stock,
(b) Pacific Telesis shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Pacific Telesis that rank pari passu with or junior to the Subordinated Debentures and (c) Pacific Telesis shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee); provided, however, that restriction (a) above does not apply to any stock dividends paid by Pacific Telesis where the dividend stock is the same stock as that on which the dividend is being paid. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters and shall not extend beyond the Maturity Date of the Subordinated Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

     At any time the Company will have the right to dissolve the Trust and cause the Subordinated Debentures to be distributed to the Holders of the
Trust Securities in liquidation of the Trust. If the Company elects to dissolve the Trust and thereby causes the Subordinated Debentures to be distributed to the Holders of the Trust Securities, the Company shall have the right to (a) shorten the Maturity Date to any date that is no earlier than ___________, 2001 and (b) to extend the Maturity Date if the conditions in clauses (i) through (v) below are met on the date the Company exercises such right and on the Maturity Date in effect prior to such proposed extension, to any date that is no later than ___________, 2045. In addition, the Company shall have the right, before the Maturity Date, to extend the Maturity Date for one or more periods, but in no event to a date later than ___________, 2045, provided that the Company must satisfy the following conditions on the date it exercises such right and on the Maturity Date in effect prior to such extension: (i) the Company is not in bankruptcy or otherwise insolvent,
(ii) the Company is not in default on any Securities issued to a Pacific Telesis Trust or any trustee of such trust in connection with an issuance of Trust Securities by such trust, (iii) the Company has made timely payments on the Subordinated Debentures for the immediately preceding six quarters without deferrals, (iv) the Trust is not in arrears on payments of distributions on the Trust Securities of the Trust, and (v) the Subordinated Debentures are rated investment grade by a nationally recognized statistical rating organization.

     As provided in the Indenture and subject to certain limitations therein set forth, this Subordinated Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Subordinated Debenture for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Subordinated Debenture, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Subordinated Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Subordinated Debenture Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Subordinated Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     [The Subordinated Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof provided that this Global Subordinated Debenture is exchangeable for Subordinated Debentures in definitive form only under certain limited circumstances set forth in the Indenture.] As provided in the
Indenture and subject  to certain  limitations herein and  therein set  forth,

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

Subordinated Debentures of this series so issued are exchangeable for a like aggregate principal amount of Subordinated Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same. All terms used in this Subordinated Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture."


     2.   MISCELLANEOUS

          2.1. Except as is specifically provided herein, this Amendment shall not be deemed to amend or modify the Supplemental Indenture. The Supplemental Indenture, as modified herein, is in all respects ratified and confirmed, and the terms, covenants and agreements therein, as amended by this Amendment, shall remain in full force and effect.

          2.2 This Amendment may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


     In WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, and their respective corporate seals to be hereunto affixed and attested as of the day and year first above written.


PACIFIC TELESIS GROUP


By:_________________________
     Name:
     Title:



Attest:


_______________________________
     Assistant Secretary


The FIRST NATIONAL BANK OF CHICAGO
as Trustee


By:___________________________
     Name:
     Title:


Attest:


_____________________________
          Trust Officer


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